Exhibit 10.5

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

(214) 368-2084

April 9, 2015

Advent Capital (No. 3) Limited

Clearwater Insurance Company

Clearwater Select Insurance Company

Fairfax Financial Holdings Master Trust Fund

Northbridge General Insurance Company

Odyssey Reinsurance Company

RiverStone Insurance Limited

Zenith Insurance Company (collectively, “you” or “Investor”)

Re:	EXCO Proposed New Registration Rights Agreement

Dear Investor:

You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 among EXCO Resources, Inc. (“EXCO” or the “Company”) and the investors named therein (the “2005 Registration Rights Agreement”). As you know, your EXCO shares of common stock (the “Common Stock”) will become registered for resale pursuant to a registration statement on Form S-3 (File No. 333-193660) filed with the Securities and Exchange Commission (the “SEC”), as amended by Post-Effective Amendment No. 1, which is currently under review by the SEC and which EXCO expects will become effective as soon as the SEC completes its review.

In connection with the Services and Investment Agreement (the “Services and Investment Agreement”), dated March 31, 2015, by and among EXCO and Energy Strategic Advisory Services LLC (“ESAS”), a wholly-owned subsidiary of Bluescape Resources Company LLC, pursuant to which (i) ESAS will perform certain strategic advisory services for EXCO, (ii) EXCO will issue warrants to ESAS to purchase up to 80,000,000 shares of EXCO’s Common Stock (the “Warrants”), (iii) ESAS will purchase $10 million of EXCO’s Common Stock, and (iv) ESAS will purchase at least $40 million more of EXCO’s Common Stock through open market purchases in accordance with the Services and Investment Agreement, EXCO proposes to grant registration rights to ESAS (the “New Investors”) under a Registration Rights Agreement substantially in the form of Exhibit A attached hereto (the “New Registration Rights Agreement”). The New Registration Rights Agreement would be a separate agreement from the 2005 Registration Rights Agreement and would cover any and all shares of EXCO’s Common Stock and Warrants owned or acquired by New Investors, whether acquired from EXCO, on the open market or otherwise.

Even though your EXCO shares are expected to be registered for resale as set forth above, the provisions in the 2005 Registration Rights Agreement restrict EXCO from granting registration rights to other persons and also include notice and other restrictions in connection with the filing of registration statements and the resale of shares pursuant to the New Registration Rights Agreement.

Waiver Letter Regarding New RRA – Hamblin Watsa

As a result, EXCO hereby notifies you that it intends to enter into the New Registration Rights Agreement and file one or more registration statements (the “New Registration Statements”) for the resale of New Investor’s shares pursuant to the terms thereof. We request that by signing below, you agree that:

1.	The 2005 Registration Rights Agreement is amended such that, notwithstanding any other provision in such agreement, the 2005 Registration Rights Agreement expressly permits the execution, delivery and performance of the New Registration Rights Agreement, including, without limitation, the granting of registration rights and the filing of New Registration Statements, amendments and prospectus supplements thereto, pursuant to the terms thereof, with respect to the transactions contemplated under the New Registration Rights Agreement, including underwriting and other arrangements in connection with a resale of EXCO Common Stock or Warrants, and

2.	You, on behalf of yourself and each of your affiliates, irrevocably waive any and all of your rights pursuant to the 2005 Registration Rights Agreement solely with respect to the execution, delivery and performance of the New Registration Rights Agreement and any transactions or actions contemplated thereunder, including, without limitation, any rights that you or your affiliates have under the 2005 Registration Rights Agreement to include Common Stock in any New Registration Statement.

3.	Section 2.3 of the 2005 Registration Rights Agreement is amended as follows: (i) prompt written notice required to be delivered by EXCO to all holders of registrable securities pursuant to Section 2.3(a) shall be given at least 15 days prior to the filing of a registration statement or 5 days prior to the filing of any preliminary prospectus supplement or prospectus supplement; (ii) subject the other provisions of Section 2.3(a) and (b), incidental registrations shall be effected upon written request of any holder made within ten days in the case of a registration statement, or three days in the case of a prospectus supplement or preliminary prospectus supplement; (iii) other than in connection with an incidental registration involving an underwritten offering, EXCO shall not be required to register any registrable securities pursuant to Section 2.3(a) that are the subject of a then effective registration statement; and (iv) in connection with an incidental registration involving an underwritten offering, EXCO in its option may effect the registration of any registrable securities that are subject of a then effective registration statement by any means allowable under the Securities Act, including the use of a prospectus pursuant to Rule 429.

4.	The 2005 Registration Rights Agreement is further amended such that, notwithstanding any other provision in such agreement, for purposes of determining priority in incidental registrations under Section 2.3(b), securities requested to be included in incidental registrations pursuant to the 2005 Registration Rights Agreement and the New Registration Rights Agreement shall be selected for inclusion on a pari passu basis, allocated pro rata among the holders of such securities requesting such registration, in proportion to the numbers of shares requested to be included by each holder.

5.	Except as specifically amended by this amendment, the 2005 Registration Rights Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Waiver Letter Regarding New RRA – Hamblin Watsa

The amendment will become effective upon EXCO’s receipt of signatures from the requisite number of holders required to amend the 2005 Registration Rights Agreement.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

/s/ William L. Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of April 13, 2015

Advent Capital (No. 3) Limited
Clearwater Insurance Company
Clearwater Select Insurance Company
Fairfax Financial Holdings Master Trust Fund
Northbridge General Insurance Company
Odyssey Reinsurance Company
RiverStone Insurance Limited
Zenith Insurance Company, by its Investment Manager
Hamblin Watsa Investment Counsel Ltd.

By:	/s/ Paul Rivett
Name:	Paul Rivett
Title:	Chief Operating Officer

Waiver Letter Regarding New RRA – Hamblin Watsa